EXHIBIT 23






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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-99960, 33-86019, 33-45147, 33-45146 and
333-16489) of Allied Healthcare Products, Inc. of our report dated August 9, 2000, appearing in the 2000 Annual Report to Shareholders of Allied Healthcare Products, Inc. on Form 10-K (which report and consolidated financial statements are included herein). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.


PricewaterhouseCoopers  LLP

St.  Louis,  Missouri
SEPTEMBER  27,  2000



                                   S-3
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